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                                                                    EXHIBIT 12.1

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     YEAR ENDED DECEMBER 31,
                                                                 2003(a)       2002         2001        2000          1999
                                                               --------------------------------------------------------------
Consolidated income before taxes,
   minority interest in earnings of
   subsidiaries and cumulative effect
   adjustment (a)                                              $   38,945   $   28,951   $    9,453   $   14,618   $    3,095

Interest credited to account balances                             242,543      177,633       97,923       56,529       41,727

Interest expense on General Agency
   Commission and Servicing Agreement                               3,000        3,596        5,716        5,958        3,861

Interest expense on notes payable                                   1,486        1,901        2,881        2,339          896

Interest expense on subordinated debt (a)                           7,661            -            -            -            -

Interest expense on amounts due under
   repurchase agreements                                            1,140          734        1,123        3,267        3,491

Other interest expense                                                138        1,043          381            -            -

Interest portion of rental expense                                    314          267          171          192          151
                                                               --------------------------------------------------------------
Consolidated earnings                                          $  295,227   $  214,125   $  117,648   $   82,903   $   53,221
                                                               ==============================================================

Interest credited to account balances                             242,543      177,633       97,923       56,529       41,727

Interest expense on General Agency
   Commission and Servicing Agreement                               3,000        3,596        5,716        5,958        3,861

Interest expense on notes payable                                   1,486        1,901        2,881        2,339          896

Interest expense on subordinated debt (a)                           7,661            -            -            -            -

Interest expense on amounts due under
   repurchase agreements                                            1,140          734        1,123        3,267        3,491

Other interest expense                                                138        1,043          381            -            -

Interest portion of rental expense                                    314          267          171          192          151
                                                               --------------------------------------------------------------
Combined fixed charges                                         $  256,282   $  185,174   $  108,195   $   68,285   $   50,126
                                                               ==============================================================

Ratio of earnings to fixed charges                                    1.2          1.2          1.1          1.2          1.1
                                                               ==============================================================

Ratio of earnings to fixed charges excluding
   interest credited to account balances                              3.8          4.8          1.9          2.2          1.4
                                                               ==============================================================

(a) On December 31, 2003, retroactively to January 1, 2003, we adopted Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. See
note 1 to our audited financial statements.